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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): November 17, 2000



                                ZEMEX CORPORATION

               (Exact Name of Registrant as Specified in Charter)


           CANADA                     1-228                      None
(State or Other Jurisdiction       (Commission               (IRS Employer
      of Incorporation)            File Number)          Identification Number)


        CANADA TRUST TOWER, BCE PLACE
         161 BAY STREET, SUITE 3750
          TORONTO, ONTARIO, CANADA                             M5J 2S1
  (Address of Principal Executive Offices)                    (Zip Code)


       Registrants' telephone number, including area code: (416) 365-8080


                                 NOT APPLICABLE

          (Former Name or Former Address, if Changed Since Last Report)






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ITEM 5.      OTHER EVENTS

On November 17, 2000, the Registrant's wholly owned subsidiary, Zemex U.S. Corporation, a Delaware corporation entered into a Stock Purchase Agreement with Hecla Mining Company, a Delaware corporation pursuant to which, Zemex U.S. will purchase (or cause its designees to purchase) all of the issued and outstanding capital stock of Hecla Mining's wholly owned subsidiary, Kentucky-Tennessee Clay Company, a Delaware corporation and Hecla de Brasil Empreendimentos de Participacoes Ltda., a Brazilian sociedade civil por quotas de responsibilidade limitada.

Kentucky-Tennessee Clay, which has mining and processing operations in the United States and Mexico, is the largest producer of ball clay in North America and also produces air-floated kaolin.

The purchase price for the acquisition is US$68 million, subject to closing adjustments. Sales of the combined kaolin and ball clay operations were US$51.6 in 1999.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a news release of Zemex Corporation announcing the signing of the Stock Purchase Agreement. The acquisition is subject to regulatory approval and other customary closing conditions.


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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 27, 2000


                                                  ZEMEX CORPORATION

                                              /s/ Allen J. Palmiere
                                       _______________________________________
                                                  Allen J. Palmiere
                                       Vice President, Chief Financial Officer
                                                 and Corporate Secretary


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                                  EXHIBIT INDEX

Exhibit
Number        Description
-------       -----------

99.1 Press Release dated November 20, 2000, announcing the signing of the Stock Purchase Agreement.